Exhibit 99.1

SKILLED HEALTHCARE ANNOUNCES CONCLUSION OF STRATEGIC ALTERNATIVES EXPLORATION

FOOTHILL RANCH, Calif., August 2, 2011 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that its Board of Directors has determined to conclude the Company's previously-announced exploration of strategic alternatives, including a potential sale of the Company's real estate assets or the whole company. This decision was made after consideration of the reduction to Medicare reimbursement rates announced by the Centers for Medicare & Medicaid Services (CMS) on July 29, 2011, which the Board believes has diminished the prospects of maximizing shareholder value through a sale of the Company or its real estate assets in the near term.  The Company believes it is well positioned for the future with its conservative management model and diverse operations, and Company management will continue to focus on maximizing shareholder value through the operation of the Company's business.

About Skilled Healthcare Group, Inc.

Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $869 million and approximately 14,200 employees as of June 30, 2011. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 74 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 23 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Nevada, Montana and New Mexico. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. References made in this release to "Skilled Healthcare," "the Company," "we," "us" and "our" refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Forward-Looking Statements

Certain statements in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements in connection with or related to Skilled Healthcare's future operations or financial performance and any other statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, statements regarding the Company's positioning for the future. These forward-looking statements are based on current expectations and projections about future events and are subject to uncertainty and changes in circumstance.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.'s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein). Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group, Inc. disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on forward-looking statements.

Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Chris Felfe
(949) 282-5800